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                                                                    Exhibit 99.4

Conformed Copy

                            THIRD AMENDMENT TO LEASE

         This Third Amendment to Lease made as of this 3rd day of August, 1998, by and between HIBBEN BUILDING, LTD., an Ohio limited liability company, successor in interest to HIBBEN BUILDING ASSOCIATES, and Ohio general partnership ("Landlord"), and CIAO CUCINA CORPORATION f/k/a CIAO LIMITED, INC., an Ohio corporation, ("Tenant").

                                   WITNESSETH:

         WHEREAS, Landlord leased certain retail premises in 700 Walnut Building, Cincinnati, Ohio to Tenant by a certain "Lease" dated July 28, 1995, as amended by a certain "Amendment to Sublease" dated November 6, 1995, and as amended by a certain "Second Amendment to Sublease" dated September 1, 1996, hereinafter collectively referred to as the "Lease"; and

         WHEREAS, Tenant is currently in default for non-payment of certain rent under the Lease; and

         WHEREAS, Landlord and Tenant have agreed that Tenant shall provide to Landlord a certain promissory note in the principal amount of Eighty Thousand Six Hundred Thirteen Dollars and Sixty-Two Cents ($80,613.62) (the "Promissory Note"); and

         WHEREAS, the parties hereto are desirous of making certain clarifications and/or additions regarding the Lease through this Amendment;

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements provided herein, the parties hereto agree as follows:

         1. Article XVI of the Lease is hereby amended to add the word "or" at the end of Section 16.1(g) and to delete the period at the end of said Section and to add the following new Section 16.1(h):

                  (h) Tenant fails to make the payments as required in the Promissory Note.

         Except as expressly amended herein, all terms and conditions contained in the Sublease shall remain in full force and effect.



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         IN WITNESS WHEREOF, this Third Amendment to Lease has been duly executed by Landlord and Tenant as shown hereinabove, on the 3rd day of August, 1998, as to Landlord, and on the 31st day of July, 1998, as to Tenant.

WITNESSES:                                     Landlord:

                                               HIBBEN BUILDING, LTD.,
                                               an Ohio limited liability company

/s/ Joy Heekin                                 BY:  /s/ Neil Bortz
-----------------------------                     ------------------------------
                                               Name:  Neil Bortz
                                                    ----------------------------
                                               Title:  Member
                                                     ---------------------------
/s/ Janet E. Ziegler
-----------------------------
                                               Tenant:

                                               CIAO CUCINA CORPORATION,
                                               an Ohio corporation

/s/ Scott P. Kadish                            BY:  /s/ Stephen J. Kent
-----------------------------                    -------------------------------
                                               Name:  Stephen J. Kent
                                                    ----------------------------
                                               Title:  President
                                                     ---------------------------
/s/ Tania H. Hugenberg
-----------------------------

STATE OF OHIO                       )
                                    )  SS:
COUNTY OF HAMILTON                  )

         The foregoing instrument was acknowledged before me on this 3rd day of August, 1998, by HIBBEN BUILDING, LTD., and Ohio limited liability company, by Neil Bortz, its Member, acting for and on behalf of the company.

                                               /s/ Janet E. Ziegler
                                               ---------------------------------
                                               NOTARY PUBLIC


STATE OF OHIO                       )
                                    )  SS:
COUNTY OF HAMILTON                  )

         The foregoing instrument was acknowledged before me on this 31st day of July, 1998, by Ciao Cucina Corporation, an Ohio corporation, by Stephen Kent, its President, acting for and on behalf of the corporation.

                                               /s/ Scott P. Kadish
                                               ---------------------------------
                                               NOTARY PUBLIC